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                                                                      Exhibit 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               THE ANDERSONS, INC.

     (In thousands, except for ratio)             Six Months Ended June 30                   Year ended December 31
                                                  2003                2002                  2002                2001
                                           ----------------------------------------  -----------------------------------------
Computation of earnings
  Income before income taxes (a)                      $ 11,086            $ 12,943              $ 16,002           $ 11,931
  Add:
    Interest expense on indebtedness                     4,516               5,286                 9,812             11,570
    Interest portion of rent expense                     1,837               1,747                 3,627              3,587
                                           ----------------------------------------  -----------------------------------------
  Earnings                                            $ 17,439            $ 19,976              $ 29,441           $ 27,088
                                           ========================================  =========================================
Computation of fixed charges
  Interest expense on indebtedness                     $ 4,516             $ 5,286               $ 9,812           $ 11,570
  Interest portion of rent expense                       1,837               1,747                 3,627              3,587
                                           ----------------------------------------  -----------------------------------------
  fixed charges                                        $ 6,353             $ 7,033              $ 13,439           $ 15,157
                                           ========================================  =========================================
Ratio of earnings to fixed charges                        2.75                2.84                  2.19               1.79
                                           ========================================  =========================================


    (In thousands, except for ratio)                     Year ended December 31
                                                 2000               1999               1998
                                         -----------------------------------------------------
Computation of earnings
  Income before income taxes (a)               $ 14,364           $ 11,959           $ 13,006
  Add:
    Interest expense on indebtedness             11,829              9,517              8,954
    Interest portion of rent expense              3,620              3,654              4,468
                                         -----------------------------------------------------
  Earnings                                     $ 29,813           $ 25,130           $ 26,428
                                         =====================================================
Computation of fixed charges
  Interest expense on indebtedness             $ 11,829            $ 9,517            $ 8,954
  Interest portion of rent expense                3,620              3,654              4,468
                                         -----------------------------------------------------
  fixed charges                                $ 15,449           $ 13,171           $ 13,422
                                         =====================================================
Ratio of earnings to fixed charges                 1.93               1.91               1.97
                                         =====================================================


(a) Income before income taxes for the year ended 2002 and six months ended June 30, 2002 has been restated to reflect the adoption of EITF Topic D-96 "Accounting for Mangaement Feed Based on a Formula." See the Company's 2002 Annual Report on Form 10-K/A for further discussion.